UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)
Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2014, ZBB Energy Corporation (the “Company”) entered into amended and restated employment agreements with Eric C. Apfelbach, Chief Executive Officer, and Kevin Dennis, Vice President of Engineering and Product Development.  The primary reason for entering into the agreements was to cause Mr. Apfelbach and Mr. Dennis’ employment agreements to conform to the Company’s standard form executive employment agreement which was recently updated.  The agreements do not change the compensation being paid to Mr. Apfelbach or Mr. Dennis.

A copy of Mr. Apfelbach’s amended and restated employment agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  A copy of Mr. Dennis’s amended and restated employment agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2014	ZBB Energy Corporation

	By:	/s/ Eric C. Apfelbach
	Name:	Eric C. Apfelbach
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement of Eric Apfelbach dated September 30, 2014

10.2	Amended and Restated Employment Agreement of Kevin Dennis dated September 30, 2014